Exhibit 23.3

1200, 530 - 8TH AVENUE S.W.	CALGARY, ALBERTA T2P 3S8	FAX (403) 262-2790 TELEPHONE (403) 262-2799

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Ryder Scott Company-Canada hereby consents to the use of its name and the information from its report regarding its estimates of reserves and future net revenues from the production and sale of those reserves of Northrock Resources, Ltd. as of December 31, 2005, in Pogo Producing Company’s Annual Report on Form 10-K for the year ended December 31, 2005, including the filing of its letter report as an exhibit thereto, and to the incorporation by reference thereof into Pogo Producing Company’s previously filed Registration Statement Nos. 33-54969, 333-04233, 333-75105, 333-75105-01, 333-75105-02, 333-74861, 333-42426, 333-42428, 333-60800, 333-67324, 333-65548, 333-86856, 333-98205, 333-102775, 333-115130, 333-86417, 333-126097, and 333-130557.

RYDER SCOTT COMPANY-CANADA

March 1, 2006
Calgary, Alberta

1100 LOUISIANA	SUITE 3800	HOUSTON, TEXAS 77002-5218	Telephone (713) 651-9191	Fax (713) 651-0849

600 SEVENTEENTH	SUITE 900N	DENVER, COLORADO 80202-5401	Telephone (303) 623-9147	Fax (303) 623-4258